UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2010

Luna Innovations Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Circle, Suite 400

Roanoke, Virginia 24016

(Address of principal executive offices, including zip code)

540-769-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership

As previously reported, on July 17, 2009, Luna Innovations Incorporated (“Luna”) and its wholly-owned subsidiary, Luna Technologies, Inc. (collectively, the “Company”), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), including a proposed Joint Plan of Reorganization, in the United States Bankruptcy Court for the Western District of Virginia (the “Bankruptcy Court”) (altogether, the “Reorganization”). On December 11, 2009, the Company entered into a Confidential Settlement Agreement (the “Settlement Agreement”) with Hansen Medical, Inc. (“Hansen”) in order to resolve the disputes between them. Also on that date, the Company filed a First Amended Joint Plan of Reorganization (the “Plan”) and First Amended Disclosure Statement (the “Disclosure Statement”) and proposed confirmation order with the Bankruptcy Court in order to effectuate the purposes of the Settlement Agreement and allow the Company to emerge from Reorganization as expeditiously as possible.

On January 12, 2010, the Bankruptcy Court approved the Disclosure Statement, as amended, and entered an order, attached hereto as Exhibit 2.1, confirming the Company’s Plan, as amended. The Plan went effective on January 12, 2010 (the “Effective Date”). The following is a summary of the material features of the Plan to occur on or after the Effective Date and is not a complete description of that document. Therefore, this summary is qualified in its entirety by reference to the Plan, attached hereto as Exhibit 2.2.

(1) Valid claims against Luna received 100% recovery.

(2) Luna stockholders retained all of their shares of Luna’s Common Stock. There are currently 12,599,297 shares of Common Stock issued and outstanding and 1,321,514 shares of Series A Convertible Preferred Stock issued and outstanding.

(3) Luna issued shares of Common Stock to Hansen equal to 9.9% of Luna’s outstanding Common Stock after issuance, which shares are included in the total set forth above.

(4) Luna granted Hansen a warrant to purchase additional shares of Luna’s Common Stock for three years after the Effective Date, at a purchase price of $0.01 per share, to the extent necessary for Hansen to maintain its ownership of 9.9% of Luna’s outstanding Common Stock.

(5) Hansen and Luna released each other from outstanding litigation claims.

(6) The Company issued Hansen a secured promissory note in the principal amount of $5 million, with interest at the rate of 8.5% per year.

(7) The Company and Hansen entered into a Development and Supply Agreement (the “Hansen Development Agreement”), pursuant to which Luna will work to develop, in collaboration with Hansen, a fiber optic localization and shape sensing solution for Hansen’s medical robotic system.

(8) The Company, Hansen and Intuitive Surgical, Inc. (“Intuitive”) entered into various license agreements whereby (i) the Company grants a co-exclusive license to Hansen and Intuitive, respectively, to the Company’s fiber optic shape sensing and localization technology within the field of medical robotics, and the parties agree to certain enforcement provisions for the licensed intellectual property, (ii) the Company grants certain co-exclusive (between Hansen and the Company) and exclusive licenses in various non-robotic medical fields to this same technology, (iii) Hansen licenses certain of its intellectual property to the Company non-exclusively for non-medical fields and certain non-robotic medical fields, and (iv) the Company and Intuitive agree to certain amendments to the Intuitive Development and Supply Agreement, including to allow the foregoing license grants by the Company and for the Company to perform development work for Hansen under the Hansen Development Agreement.

Information regarding the assets and liabilities of the Company is hereby incorporated by reference to Exhibit A of the Disclosure Statement filed with the Bankruptcy Court, attached hereto as Exhibit 2.3.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective with the Company’s emergence from bankruptcy on January 12, 2010, the Company elected three new independent directors to its Board of Directors. The three new directors are Jonathan Cool, Warner Dalhouse and John B. Williamson, III. It is expected that Mr. Williamson will serve on the Company’s Audit Committee. Other committee assignments have not yet been determined.

The directors are eligible to receive stock awards and option grants under Luna’s 2006 Equity Incentive Plan. Each of the three new independent directors was granted an option to purchase 120,000 shares of Common Stock, which vest over three years. One-third of the options will vest on the first anniversary of the grant date and the remaining two-thirds will vest ratably over the subsequent twenty-four months.

The election of these three new independent directors enabled the Company to satisfy the NASDAQ Capital Market initial listing requirement that the Company have three independent board members. With this election, the Company now has five independent directors. In addition, the Company’s Board of Directors determined to separate the roles of Chairman and Chief Executive Officer. Effective January 12, 2010, Rich Roedel, who has served on the Company’s Board of Directors since 2005, assumed the role of non-executive Chairman.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

2.1	Findings of Fact, Conclusions of Law, and Order under 11 U.S.C. §§ 1129(a) and (b) and Fed. R. Bankr. P. 3020 Confirming First Amended Joint Plan of Reorganization of Luna Innovations Incorporated and Luna Innovations, Inc, debtors and debtors-in-possession, dated January 12, 2010.

2.2	First Amended Joint Plan of Reorganization of Luna Innovations Incorporated and Luna Technologies, Inc., dated December 18, 2009.

2.3	First Amended Disclosure Statement in support of First Amended Joint Plan of Reorganization of Luna Innovations Incorporated, et al., under Chapter 11 of the Bankruptcy Code, dated December 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/S/ TALFOURD H. KEMPER, JR.
Talfourd H. Kemper, Jr.
Vice President and General Counsel

Date: January 15, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Findings of Fact, Conclusions of Law, and Order under 11 U.S.C. §§ 1129(a) and (b) and Fed. R. Bankr. P. 3020 Confirming First Amended Joint Plan of Reorganization of Luna Innovations Incorporated and Luna Innovations, Inc, debtors and debtors-in-possession, dated January 12, 2010.

2.2	First Amended Joint Plan of Reorganization of Luna Innovations Incorporated and Luna Technologies, Inc., dated December 18, 2009.

2.3	First Amended Disclosure Statement in support of First Amended Joint Plan of Reorganization of Luna Innovations Incorporated, et al., under Chapter 11 of the Bankruptcy Code, dated December 18, 2009.